Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

Contact Info:

Laura Crowley

Director of Investor Relations and Public Relations

SYNNEX Corporation

(510) 668-3715

laurack@synnex.com

SYNNEX Corporation Reports 2006 Fourth Quarter and Year End Results

FREMONT, CA — January 9, 2007 — SYNNEX Corporation (NYSE: SNX), a global IT supply chain services company, today announced financial results for the fourth quarter and fiscal year ended November 30, 2006.

For the fourth quarter of fiscal 2006, revenues increased by 9.1% to $1.74 billion compared to $1.59 billion for the quarter ended November 30, 2005. Net income from continuing operations for the fourth quarter increased by 25.7% to $15.6 million, or $0.48 per share, compared with $12.4 million, or $0.40 per share in the prior year quarter.

Net income from continuing operations on a non-generally accepted accounting principles, or non-GAAP, basis for the fourth quarter of fiscal 2006 was $16.3 million, or $0.50 per share, which is net income adjusted to exclude share-based compensation expense of $0.7 million, or $0.02 per share, compared with net income of $12.7 million, or $0.41 per share in the prior year quarter. Net income calculated in accordance with GAAP prior to fiscal 2006 did not include share-based compensation expense due to the adoption of SFAS 123(R) in the first quarter of fiscal 2006. The non-GAAP results of fourth quarter of fiscal 2005 exclude, net of tax, $0.4 million in secondary offering expenses, $0.5 million in line of credit renewal expenses and $0.6 million in investment gains.

For the year ended November 30, 2006, revenues increased by 12.5% to $6.34 billion, compared to $5.64 billion for the year ended November 30, 2005. Net income from continuing operations for the year increased 29.7% to $51.4 million, or $1.61 per share, compared with $39.6 million, or $1.27 per share for fiscal 2005.

Net income from continuing operations on a non-GAAP basis for fiscal 2006 was $53.8 million, or $1.68 per share which is net income adjusted to exclude share-based compensation expenses of $2.4 million, net of tax, or $0.07 per share, compared with net income of $42.2 million, or $1.36 per share in the prior year. Net income calculated in accordance with GAAP prior to fiscal 2006 did not include share-based compensation expense. The non-GAAP results of fiscal 2005 exclude, net of tax, $1.6 million in restructuring charges, $0.4 million in secondary offering expenses, $0.5 million in line of credit renewal expenses, $0.3 million penalty on early debt payment and $0.2 million in investment gains.

“I am very pleased with our fourth quarter and fiscal 2006 performance. Our solid results were made possible by our continued improvement of our main distribution businesses and the investments we have made in new businesses over the past few years. Our focus on productivity improvement and increasing value added service offerings to our customers and vendors has been working,” said Robert T. Huang, President and Chief Executive Officer. “For our fiscal 2007 we will continue to focus our efforts on growing our core distribution operations as well as making additional investments in new businesses to further enhance and diversify our offerings.”

Fourth Quarter Financial Notes:

•	Distribution revenues were $1.59 billion, an increase of 8.7% over the prior year quarter.

•	Contract assembly revenues were $144.6 million, an increase of 13.8% over the prior year quarter.

•	Income from continuing operations was $28.1 million, or 1.62% of revenues, versus $24.4 million, or 1.53% of revenues in the prior year quarter. Income from operations on a non-GAAP basis, which excludes $1.1 million share-based compensation expense, was $29.2 million, or 1.68% of revenues.

•	Income from distribution continuing operations was $26.6 million, or 1.67% of distribution revenues, versus $21.4 million, or 1.46% of revenues in the prior year quarter. Income from distribution continuing operations on a non-GAAP basis excluding $1.0 million share-based compensation expense was $27.6 million, or $1.73% of revenues.

•	Income from contract assembly continuing operations was $1.51 million, or 1.04% of contract assembly revenues, versus $3.0 million, or 2.34% of revenues in the prior year quarter. Income from contract assembly continuing operations on non-GAAP basis excluding share-based compensation expense of $0.1 million, was $1.6 million or 1.10% of revenues.

•	Fourth quarter depreciation and amortization were $1.5 million and $1.3 million, respectively. Fourth quarter capital expenditures were approximately $2.1 million.

•	Off-balance sheet borrowings totaled approximately $343.8 million at November 30, 2006.

First Quarter Fiscal 2007 Outlook:

The following statements are based on the Company’s current expectations for the first quarter of fiscal 2007. The outlook amounts do not include any impact of special charges or restructuring amounts that could be incurred. These statements are forward-looking and actual results may differ materially.

•	Revenues are expected to be in the range of $1.57 billion to $1.62 billion.

•	Net income is expected to be in the range of $12.8 million to $13.5 million.

•	Earnings per share are expected to be in the range of $0.39 to $0.41.

The calculation of earnings per share for the first quarter of fiscal 2007 is based on an approximate weighted average diluted share count of 32.9 million.

Conference Call and Webcast

SYNNEX will be discussing its financial results and outlook on a conference call today at 2:00 p.m. (PST). A webcast of the call will be available at http://ir.synnex.com. The conference call can be accessed by dialing 866-256-3815 in North America or 703-639-1212 outside North America. The confirmation code for the call is 1018105. A replay of the conference call will be available at http://ir.synnex.com approximately two hours after the conference call has concluded and will be archived until January 23, 2007.

About SYNNEX

Founded in 1980, SYNNEX Corporation is a global IT supply chain services company offering a comprehensive range of services to original equipment manufacturers, software publishers and reseller customers worldwide. SYNNEX offers product distribution, related logistics services, demand generation marketing and contract assembly and works with the leading industry suppliers of IT systems, peripherals, system components, software and networking equipment. Additional information about SYNNEX may be found online at www.synnex.com.

Use of Non-GAAP Financial Information

To supplement the financial results presented in accordance with GAAP, SYNNEX uses the following non-GAAP financial measures: non-GAAP operating expenses, non-GAAP income from distribution continuing operations, non-GAAP income from contract assembly continuing operations, non-GAAP operating income, non-GAAP net income and non-GAAP diluted earnings per share. The Company presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate operating results. Because these non-GAAP measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.

SYNNEX management uses each of the non-GAAP financial measures internally to understand, manage and evaluate its business. SYNNEX management believes it is useful for the Company and investors to review, as applicable, both GAAP information, which includes share-based compensation expense, Canadian restructuring charges, secondary offering expenses, penalty on early debt payment, gain on sale of Japan operation, income from discontinued operations, and gain on Japan investment and the non-GAAP measures, which exclude this information, in order to assess the performance of the Company’s continuing businesses and for planning and forecasting in future periods. Each of these non-GAAP measures is intended to provide investors with an understanding of the Company’s operational results and trends that more readily enable investors to analyze SYNNEX’ base financial and operating performance and to facilitate period-to-period comparisons and analysis of operational trends. The management of SYNNEX believes each of these non-GAAP financial measures is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making.

The Company’s non-GAAP financial measures reflect adjustments based on the following items:

•	Share-based compensation expense: The Company’s operating expenses include share-based compensation related to adoption of Statement of Financial Accounting Standard 123(R) - Share-Based Payment. The Company believes it is useful to highlight the effect of this share-based compensation expense because, in compliance with historical practices under previously applicable accounting principles, the Company has not historically expensed share-based compensation. However, share-based compensation is a key incentive offered to SYNNEX employees, and the Company believes it contributed to the revenue earned during the period and will contribute to future revenue generation. Share-based compensation expense will recur in future periods.

•	Canadian restructuring charges: The Company incurred significant expenses during fiscal 2005 in connection with the acquisition of Canadian-based EMJ Data Systems Ltd. (EMJ) that would not have otherwise been incurred. The restructuring charges primarily consisted of employee termination benefits, facilities exit expenses and other related expenses. The Company believes that it is useful for investors to understand the effect of these expenses on the overall cost structure of the Company. Although restructuring charges are not recurring with respect to past acquisitions, the Company expects to incur these types of charges in connection with future acquisitions.

•	Secondary offering expenses: The Company has excluded expenses incurred with a secondary offering in fourth quarter of fiscal 2005 from net income from continuing operations because these expenses were not related to its ongoing operations. The Company believes this adjustment is useful to investors as a measure of a one time non-recurring expense that is not a recurring part of continuing operations.

•	Canadian line of credit expenses: The Company has excluded expenses associated with a new Canadian borrowing facility entered into in the fourth quarter of fiscal 2005 from its net income from continuing operations because these expenses were not related to its ongoing operations. The Company believes this adjustment is useful to investors as a measure of a one time non-recurring expense that is not a recurring part of continuing operations.

•	Penalty on early debt payment: The Company has excluded the effects of a penalty on an early debt payment from net income from continuing operations because this cost was associated with restructuring of debt acquired as a result of the EMJ acquisition. The Company believes this adjustment is useful to investors as a measure of a one time non-recurring cost that is not a recurring part of continuing operations.

•	Income from discontinued operations: The Company has excluded from its net income the results associated with the Company’s discontinued Japan operations. This adjustment is intended to exclude discontinued operations results from the Company’s net income results. The Company believes this exclusion helps investors to compare and analyze the Company’s current continuing operating results.

•	Gain on sale of Japan operations: The Company sold 93% of its Japan operations in exchange for 25,809 shares of MCJ Company Limited (MCJ), a public entity in Japan. Based on the closing price of MCJ shares on the sale date, SYNNEX recognized a gain on the sale of the Japan operations. The Company has excluded the gain on the sale of the Japan operation from its net income in the three and nine months ended November 30, 2005, as this gain is not directly associated with the Company’s continuing operations and will not be recurring. The Company believes this adjustment is useful to investors as a measure of a one time non-recurring gain that is not a recurring part of continuing operations.

•	Gain on Japan investment: As noted above, the Company received shares of MCJ, as part of the sale of SYNNEX Japan. The Company has excluded the mark-to-market loss and impact of foreign exchange fluctuations associated with this investment from net income in the three and the twelve months ended November 30, 2005 because the Company does not believe that any movement in stock price of the investment or foreign currency fluctuations is part of the Company’s continuing operating business. The Company believes this exclusion helps investors to compare and analyze the Company’s current continuing operating results.

Safe Harbor Statement

Statements in this press release regarding SYNNEX Corporation, which are not historical facts, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These statements, including statements regarding our efforts to grow our core distribution operations, our investment in new businesses, our goal to enhance and diversify our offerings, our expectations of our revenues, net income and earnings per share for the first quarter of fiscal 2007, the effect of share-based compensation and other non-compensation expenses on our revenues, the anticipated benefits to our management, investors and analysts of our non-GAAP financial measures and the purpose of using non-GAAP financial measures, are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: general economic conditions and any weakness in IT spending; the loss or consolidation of one or more of our significant OEM suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; variations in our levels of excess inventory and doubtful accounts and changes in the terms of OEM supplier-sponsored programs; changes in our costs and operating expenses; changes in foreign currency exchange rates; risks associated with our international operations; uncertainties and variability in demand by our reseller and contract assembly customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers, and negative trends in their businesses; any future incidents of theft; risks associated with our contract assembly business and other risks and uncertainties detailed in our Form 10-Q for the fiscal quarter ended August 31, 2006 and from time to time in our SEC filings. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation assumes no obligation to update information contained in this press release.

Copyright 2007 SYNNEX Corporation. All rights reserved. SYNNEX, the SYNNEX Logo, and all other SYNNEX company, product and services names and slogans are trademarks or registered trademarks of SYNNEX Corporation. SYNNEX and the SYNNEX Logo Reg. U.S. Pat. & Tm. Off. Other names and marks are the property of their respective owners.

Source: SYNNEX Corporation

SYNNEX Corporation

Consolidated Balance Sheets

(in thousands)

(unaudited)

	November 30, 2006	November 30, 2005
Assets
Current assets:
Cash and cash equivalents	$27,881	$13,636
Short-term investments	13,271	27,985
Accounts receivable, net	363,437	342,322
Receivable from vendors, net	95,080	82,721
Receivable from affiliates	1,855	5,177
Inventories	594,642	494,617
Deferred income taxes	17,994	15,445
Current deferred assets	13,990	—
Other current assets	9,887	10,908

Total current assets	1,138,037	992,811

Property and equipment, net	36,698	33,713
Goodwill and intangible assets, net	48,588	43,004
Deferred income taxes	6,716	4,781
Long-term deferred assets	139,111	—
Other assets	13,584	8,179

Total assets	$1,382,734	$1,082,488

Liabilities and Stockholders’ Equity
Current liabilities:
Borrowings under term loans and lines of credit	$50,834	$28,548
Accounts payable	462,480	448,339
Payable to affiliates	89,831	85,871
Accrued liabilities	81,818	68,619
Other current liabilities	—	6,085
Current deferred liabilities	29,516	—
Income taxes payable	6,693	4,820

Total current liabilities	721,172	642,282

Long-term borrowings	47,162	1,153
Long-term liabilities	10,936	840
Long-term deferred liabilities	90,686	—
Deferred income taxes	1,232	988

Total liabilities	871,188	645,263

Stockholders’ equity:
Preferred stock	—	—
Common stock	30	29
Additional paid-in-capital	181,188	159,551
Accumulated other comprehensive income	13,999	12,701
Retained earnings	316,329	264,944

Total stockholders’ equity	511,546	437,225

Total liabilities and stockholders’ equity	$1,382,734	$1,082,488

SYNNEX Corporation

Consolidated Statements of Operations

(in thousands, except for per share amounts)

(unaudited)

	Three Months Ended November 30, 2006	Three Months Ended November 30, 2005	Fiscal Year Ended November 30, 2006	Fiscal Year Ended November 30, 2005
Revenue	$1,737,874	$1,593,088	$6,343,514	$5,640,769
Cost of revenue	1,658,591	1,526,198	6,058,155	5,402,211

Gross profit	79,283	66,890	285,359	238,558
Selling, general and administrative expenses	51,197	42,501	189,117	159,621

Income from continuing operations before non-operating items, income taxes and minority interest	28,086	24,389	96,242	78,937
Interest expense and finance charges, net	3,724	5,926	16,659	17,036
Other (income) expense, net	(515)	(1,056)	(570)	(1,559)

Income from continuing operations before income taxes and minority interest	24,877	19,519	80,153	63,460
Provision for income taxes	9,064	7,105	28,320	23,912
Minority interest in subsidiary	207	—	448	(58)

Income from continuing operations	15,606	12,414	51,385	39,606
Income from discontinued operations, net of tax	—	—	—	511
Gain on sale of discontinued operations, net of tax	—	385	—	12,708

Net Income	$15,606	$12,799	$51,385	$52,825

Diluted earnings per share from continuing operations	$0.48	$0.40	$1.61	$1.27

Diluted earnings per share	$0.48	$0.41	$1.61	$1.70

Diluted weighted average common shares outstanding	32,565	31,103	32,014	31,131

The following tables reconcile GAAP to non-GAAP financial information (unaudited)

1. Operating Expenses Reconciliation:
	Three Months Ended November 30, 2006	Three Months Ended November 30, 2005	Fiscal Year Ended November 30, 2006	Fiscal Year Ended November 30, 2005
Operating Expenses - GAAP	$51,197	$42,501	$189,117	$159,621
Canadian restructuring charges	—	—	—	(2,482)
Secondary offering expenses	—	(610)	—	(610)
Share-based compensation expense	(1,125)	—	(3,710)	—

Operating Expenses - non-GAAP	$50,072	$41,891	$185,407	$156,529

2. Income from Distribution Continuing Operations Reconciliation:
	Three Months Ended November 30, 2006	Three Months Ended November 30, 2005	Fiscal Year Ended November 30, 2006	Fiscal Year Ended November 30, 2005
Income from Distribution Continuing Operations before non-operating items, income taxes and minority interest - GAAP	$26,575	$21,421	$88,458	$65,912
Canadian restructuring charges	—	—	—	2,482
Secondary offering expenses	—	561	—	561
Share-based compensation expense	1,040	—	3,407	—

Income from Distribution Continuing Operations before non-operating items, income taxes and minority interest - non-GAAP	$27,615	$21,982	$91,865	$68,955

3. Income from Contract Assembly Continuing Operations Reconciliation:
	Three Months Ended November 30, 2006	Three Months Ended November 30, 2005	Fiscal Year Ended November 30, 2006	Fiscal Year Ended November 30, 2005
Income from Contract Assembly Continuing Operations before non-operating items, income taxes and minority interest - GAAP	$1,511	$2,968	$7,784	$13,025
Secondary offering expenses	—	49	—	49
Share-based compensation expense	85	—	303	—

Income from Contract Assembly Continuing Operations before non-operating items, income taxes and minority interest - non-GAAP	$1,596	$3,017	$8,087	$13,074

4. Operating Income Reconciliation:
	Three Months Ended November 30, 2006	Three Months Ended November 30, 2005	Fiscal Year Ended November 30, 2006	Fiscal Year Ended November 30, 2005
Income from Continuing Operations before non-operating items, income taxes and minority interest - GAAP	$28,086	$24,389	$96,242	$78,937
Canadian restructuring charges	—	—	—	2,482
Secondary offering expenses		610	—	610
Share-based compensation expense	1,125	—	3,710	—

Income from Continuing Operations before non-operating items, income taxes and minority interest - non-GAAP	$29,211	$24,999	$99,952	$82,029

5. Net Income Reconciliation:
	Three Months Ended November 30, 2006	Three Months Ended November 30, 2005	Fiscal Year Ended November 30, 2006	Fiscal Year Ended November 30, 2005
Net Income - GAAP	$15,606	$12,799	$51,385	$52,825
Share-based compensation expense, net of tax	715	—	2,391	—
Canadian restructuring charges, net of tax	—	—	—	1,605
Secondary offering expenses, net of tax	—	384	—	384
Canadian line of credit expenses, net of tax	—	519	—	519
Penalty on early debt payment, net of tax	—	—	—	333
Income from discontinued operations, net of tax	—	—	—	(511)
Gain on Japan investment, net of tax	—	(642)	—	(204)
Gain on sale of Japan Operations, net of tax	—	(385)	—	(12,708)

Net Income - non-GAAP	$16,321	$12,675	$53,776	$42,243

6. Diluted Earnings Per Share Reconciliation:
	Three Months Ended November 30, 2006	Three Months Ended November 30, 2005	Fiscal Year Ended November 30, 2006	Fiscal Year Ended November 30, 2005
Diluted Earnings Per Share - GAAP	$0.48	$0.41	$1.61	$1.70
Share-based compensation expense, net of tax	0.02	—	0.07	—
Canadian restructuring charges, net of tax	—	—	—	0.05
Secondary offering expenses, net of tax	—	0.01	—	0.01
Canadian line of credit expenses, net of tax	—	0.02	—	0.02
Penalty on early debt payment, net of tax	—	—	—	0.01
Income from discontinued operations, net of tax	—	—	—	(0.02)
Gain on Japan investment, net of tax	—	(0.02)	—	(0.01)
Gain on sale of Japan Operations, net of tax	—	(0.01)	—	(0.40)

Diluted Earnings Per Share - non-GAAP	$0.50	$0.41	$1.68	$1.36